UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, Florida 33160 (305) 422-4100	Delaware	13-3398766
333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, Florida 33160 (305) 422-4100	Delaware	13-3398767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depositary Units	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Senior Notes Offering

On April 12, 2021, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Issuers”) closed their previously announced sale of $455,000,000 aggregate principal amount of additional 5.250% Senior Notes due 2027 (the “Notes”) pursuant to the purchase agreement, dated April 8, 2021 (the “Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor (the “Guarantor”), and Jefferies LLC, as initial purchaser (the “Initial Purchaser”). The Notes were priced at 102.000% of their face amount, plus accrued interest from November 15, 2020.  The net proceeds from the sale of the Notes were approximately $472 million after deducting the initial purchaser’s discount and commission and estimated fees and expenses related to the offering, and will be used to redeem all of the Issuers’ existing 6.250% Senior Notes due 2022 on or about the date hereof, pursuant to the Issuers’ previously announced notice of conditional redemption.

Interest on the Notes will be payable on May 15 and November 15 of each year, commencing on May 15, 2021. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.

The Issuers issued the Notes under the indenture dated as of December 12, 2019 (the “Indenture”), pursuant to which the Issuers previously issued an aggregate of $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2027 (the “Existing Notes”), among the Issuers, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes have substantially identical terms as the Existing Notes, except that the Notes will have different CUSIP numbers from the Existing Notes and will be subject to transfer restrictions until the Issuers register the Notes and the contemplated exchange offer is completed. The Notes constitute the same series of securities as the Existing Notes for purposes of the Indenture, and will vote together on all matters with the Existing Notes.

The Notes and the related guarantee are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers’ and the Guarantor’s existing and future senior unsecured indebtedness, including the Existing Notes, and rank senior to all of the Issuers’ and the Guarantor’s existing and future subordinated indebtedness.  The Notes and the related guarantee are effectively subordinated to the Issuers’ and the Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness.  The Notes and the related guarantee are also effectively subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries other than the Guarantor.

In connection with the sale of the Notes, the Issuers and the Guarantor entered into a Registration Rights Agreement, dated April 12, 2021 (the “Registration Rights Agreement”), with the Initial Purchaser.  Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement with the U.S. Securities and Exchange Commission, on or prior to 120 calendar days after the closing of the offering, to register an offer to exchange the Notes for registered notes guaranteed by the Guarantor with substantially identical terms, and to use commercially reasonable efforts to cause the registration statement to become effective by the 210th day after the closing of the offering.  Additionally, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the Notes in certain circumstances. If the Issuers and the Guarantor fail to satisfy these obligations, the Issuers may be required to pay additional interest to holders of the Notes under certain circumstances.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement. The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture filed by the Issuers on Form 8-K on December 12, 2019.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER ITEMS

On April 12, 2021, Icahn Enterprises issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement, dated April 12, 2021, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies LLC.

99.1	Press Release dated April 12, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Ted Papapostolou
Date: April 12, 2021			Ted Papapostolou Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Ted Papapostolou
Date: April 12, 2021			Ted Papapostolou Chief Accounting Officer

[Signature Page to Closing Form 8-K]